                            KBL CAPITAL PARTNERS INC.
                        130 KING STREET WEST, SUITE 2810
                            TORONTO, ONTARIO M5X IA9
                               TEL: (416) 941-1087
                               FAX: (416) 941-1090


                                           July 31, 1999


SoftQuad Software Inc.
161 Eglinton Avenue East
Suite 400
Toronto, Ontario
M4P 1J5

ATTENTION:  ROBERTO DRASSINOWER
----------  -------------------

Dear Sir:

         RE: ADVISORY SERVICES AGREEMENT BETWEEN SOFTQUAD SOFTWARE INC. ("SOFTQUAD") AND KBL CAPITAL PARTNERS INC. (THE "CONSULTANT") MADE AS OF APRIL 9, 1999 (THE "ADVISORY SERVICES AGREEMENT")

         The following outlines our understanding of the terms upon which we have agreed to amend the Advisory Services Agreement. This letter shall be read in conjunction with and shall form part of the Advisory Services Agreement and except as specifically modified by this letter, the Advisory Services Agreement continues in full force and effect.

         All capitalized terms used herein which are not otherwise defined shall have the meaning given to those terms in the Advisory Services Agreement.

         1. The Term referred to in Section 1.2 of the Advisory Services Agreement is hereby amended to mean a term of one (1) year commencing on the date hereof to July 31, 2000, subject to the automatic renewals for successive one year periods provided in that section.

         2. The Monthly Compensation referred to in Section 2.1 of the Advisory Services Agreement is hereby amended to mean a fee equal to $1 0,000 per month plus applicable taxes commencing August 1, 1999.

         3. The termination provision contained in Section 4.1 of the Advisory Services Agreement is hereby amended to provide that if the Corporation exercises its right to terminate the engagement of the Consultant pursuant to Section 4.1 prior to the end of the Term, the Corporation shall pay to the Consultant an amount equal to the Monthly Compensation (amended hereby) multiplied by the number of months, or part months, remaining in the Term, after which payment the Advisory Services Agreement shall terminate.




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         Please confirm your agreement with the foregoing by executing the duplicate copy of this letter enclosed and returning it to me.

                                      Yours very truly,

                                      KBL CAPITAL PARTNERS INC.


                                      PER:


                                      Michael Mendelson

Agreed and acknowledged this
         day of July, 1999

SOFTQUAD SOFTWARE INC.


PER:


Roberto Drassinower


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                           ADVISORY SERVICES AGREEMENT
                           ---------------------------


         THIS AGREEMENT made as of the 9th day of April, 1999.

B E T W E E N:

                           SOFTQUAD SOFTWARE INC.

                           (the "Corporation")


                           - and -


                           KBL CAPITAL PARTNERS INC.

                           (the "Consultant")


         WHEREAS the Corporation desires to engage the Consultant to provide consulting and advisory services on the terms and conditions set forth in this agreement;

         AND WHEREAS the Consultant has agreed to provide consulting and advisory services as hereinafter set forth;

         THIS AGREEMENT WITNESSES that for and in consideration of the mutual covenants and agreements which it contains, it is agreed that:

                                   ARTICLE 1
                               RETENTION AND TERM

1.1      RETENTION OF CONSULTANT
         -----------------------

         The Corporation hereby engages the Consultant to provide consulting and advisory services to the Corporation concerning the business and affairs of the Corporation or as may from time to time be assigned to the Consultant by the senior officers of the Corporation (collectively. the "Services"). The Consultant hereby agrees to accept such engagement and perform its duties hereunder diligently and in the best interests of the Corporation in accordance with the provisions of this agreement.

1.2      TERM
         ----

         The Corporation hereby retains the Consultant for a term of one (1) year commencing on the date of this agreement (the "Term") provided that, notwithstanding the foregoing, upon the expiry of such Term, this agreement shall automatically be renewed for successive one year periods unless one party gives at least three (3) month's prior written notice to the other party to end the agreement upon the expiry of the Term or the relevant renewal term.




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                                   ARTICLE 2
                                  COMPENSATION

2.1      MONTHLY COMPENSATION
         --------------------

         The Corporation agrees to pay to the Consultant for consulting services to be rendered hereunder a fee equal to Five Thousand Dollars ($5,000.00) per month (the "Monthly Compensation") plus applicable taxes commencing on the date of this agreement. The Monthly Compensation shall be payable in advance through the Term and any renewal term of this agreement in equal monthly payments made by the Corporation.

         If it is necessary to calculate Monthly Compensation for a period of less than one calendar month. an appropriate apportionment and adjustment on a pro rata daily basis shall be made.

2.2      ESCALATION
         ----------

         The Corporation and the Consultant shall review the amount of Monthly Compensation from time to time during the Term and any renewal term of this agreement and shall agree upon such increases to the Monthly Compensation as may be reasonable after consideration of such factors including, without limitation, inflation, increase of or change in responsibilities of the Consultant and performance of the Consultant.

2.3      PROFESSIONAL SERVICES FEE
         -------------------------

         The Corporation agrees to pay to the Consultant a fee equal to Twenty Thousand Dollars ($20,000.00) for professional services in connection with arranging financing documentation which fee shall be paid in four equal payments of $5,000.00 payable on the 9th day of each April, May, June and July, 1999.

                                   ARTICLE 3
                    CONSULTANT'S AND CORPORATION'S COVENANTS

3.1      CONFIDENTIAL INFORMATION
         ------------------------

         The Consultant acknowledges that. in the course of carrying out, performing and fulfilling the Consultant's duties hereunder, the Consultant and certain of the Consultant's employees will have access to and will be entrusted with detailed, confidential and sensitive information relating to the business of the Corporation (the "Confidential Information"), the disclosure of any of which Confidential Information would be highly detrimental to the interests of the Corporation. Except as may be required in the course of carrying out the Services, the Consultant covenants and agrees with the Corporation that neither the Consultant nor any of the Consultant's employees will disclose either during the Term or at any time thereafter, any of such Confidential Information to any person (subject to legal compulsion), nor shall the Consultant or any of its employees use the same or any other information which it may acquire during the Term with respect to the business of the Corporation for any purpose other than to the benefit of the Corporation and in the Corporation's best interests.



                                       2

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3.2      INDEMNITY OF CONSULTANT
         -----------------------

         The Corporation hereby agrees to indemnify and save harmless the Consultant and its directors, officers. shareholders and employees against all damage costs, claims and expenses incurred in connection with the provision of the Consultant's services to the Corporation in accordance with the terms of this agreement (other than as a result of negligence on the part of the Consultant).

                                   ARTICLE 4
                                   TERMINATION

4.1      TERMINATION
         -----------

         Either party may terminate this Agreement and the obligations hereunder during the Term or any renewal term upon not less than thirty (30) days prior written notice in writing to the other. Notwithstanding the foregoing, no termination notice pursuant hereto may be given before the end of 120 days from the date hereof.

         Upon the termination of this agreement at any time, the Corporation shall pay to the Consultant the amount of the compensation to which the Consultant would have been entitled up to the date of such termination of this agreement, and the Consultant shall not be entitled to receive any further remuneration or payments of any kind or nature hereunder from and after the effective date of termination of this agreement.

4.2      CONSEQUENCES OF TERMINATION
         ---------------------------

         Upon termination of this agreement at any time, the engagement of the Consultant and this agreement shall be wholly terminated, except for Article 3 which shall continue in full force and effect as provided for therein.

                                    ARTICLE 5
                                     GENERAL

5.1      COMPLETE AGREEMENT
         ------------------

         The foregoing contains the entire agreement of the parties hereto with respect to consulting and advisory services and supersedes and replaces any existing agreement, whether written or oral, between the parties relating generally to the same subject matter.

5.2      PROPER LAW
         ----------

         This Agreement shall be deemed to have been made in and shall be construed accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. For the purposes of all legal proceedings, this agreement shall be deemed to have been performed in the Province of Ontario.



                                       3

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5.3      INTERPRETATION
         --------------

         Any headings preceding the text and paragraphs in this agreement have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of the agreement.

5.4      ASSIGNMENT
         ----------

         Neither this agreement nor any rights or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party which consent, by either party, may be arbitrarily refused or withheld.

5.5      WAIVER
         ------

         No waiver of any provision of this agreement shall be binding unless it is in writing. No indulgence or forbearance by a party shall constitute a waiver of such party's right to insist on performance in full and in a timely manner of all covenants in this agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter or any other provision of this agreement at any time.

5.6      FURTHER ASSURANCES
         ------------------

         The parties agree to sign all such documents and to do all such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this agreement.

5.7      BINDING EFFECT
         --------------

         The provisions hereof, where the context permits, shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.8      TIME OF THE ESSENCE
         -------------------

         Time shall be of the essence of this agreement.

5.9      FACSIMILE AND COUNTERPARTS
         --------------------------

         Each of the parties shall be entitled to rely on delivery by facsimile machine of an executed copy of this agreement, and acceptance by the parties of such facsimile copy shall be legally effective to create a valid and binding agreement between the parties in accordance with the terms hereof. In addition, this agreement may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.



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         IN WITNESS WHEREOF each of the parties hereto has executed this agreement as of the date first written above.

                                      SOFTQUAD SOFTWARE INC.


                                      PER:
                                          --------------------------------------
                                           Authorized Signatory


                                      PER:
                                          --------------------------------------
                                           Authorized Signatory


                                      KBL CAPITAL PARTNERS INC.


                                      PER:
                                          --------------------------------------
                                           Authorized Signatory


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